Exhibit 32.2

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies this quarterly report on Form 10-Q (the “Form 10-Q”) for the quarter ended September 30, 2003 of Mannatech, Incorporated (the “Company”).

I, Stephen D. Fenstermacher, Chief Financial Officer of the Company, certify, to the best of my knowledge that:

(1)	Form 10-Q the Company fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 14, 2003.

/s/ Stephen D. Fenstermacher

Name: Stephen D. Fenstermacher

Subscribed and sworn to before me

This 14th day of November, 2003

/s/ Christina Meissner

Name: Christina Meissner

Title: Notary Public, State of Texas

My commission expires: March 19, 2006